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                                 EXHIBIT 5(i)

                  MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
                          Springfield, MA  01111-0001




              GROUP VARIABLE DEFERRED ANNUITY CONTRACT APPLICATION
              ----------------------------------------------------



   Contractholder:  Citizens Bank of Rhode Island

          Address:  One Citizens Plaza

                    Providence, Rhode Island  02903-1339






The Contractholder named above hereby applies to Massachusetts Mutual Life Insurance Company (Company) for a Group Variable Deferred Annuity Contract (Contract).

To the best of the Contractholder's knowledge and belief, the information given in the Application is true, complete and correctly recorded, and is given with the intent that the Company will rely on it.

It is agreed that: (1) this Application shall be the basis for any Contract issued upon it, and no waiver or modification of it shall be binding upon the Company; (2) after this Application is completed, signed by the Contractholder as applicant and received by the Company at its Home Office, the Contract will then be issued as soon as possible.



Signed at:                           on
           -------------------------    --------------------------
                 (City, State)                    (Date)


Contractholder:
                -----------------------------------------
                               (Signature)


Witnessed by:
              -------------------------------------------
                               (Signature)